UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 22, 2015

Argos Therapeutics, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-35443	56-2110007
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4233 Technology Drive Durham, North Carolina 27704	27704
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (919) 287-6300

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

On December 22, 2015, Argos Therapeutics, Inc. (the “Company”) entered into a Master Process Development and Supply Agreement (the “Agreement”) with CELLSCRIPT, LLC (“CELLSCRIPT”). Under the Agreement, CELLSCRIPT has agreed to develop cGMP processes for the manufacture and production of CD40L RNA, a ribonucleic acid used in the production of the Company’s Arcelis®-based products, and to manufacture and produce CD40L RNA for the Company, in each case in accordance with the Agreement and a project work agreement previously agreed to by the Company and CELLSCRIPT.

In consideration for these development and production services, the Company has agreed to pay CELLSCRIPT total fees of $4,600,000. Upon the execution of the Agreement, the Company made an initial payment to CELLSCRIPT of $2,000,000 through the issuance to CELLSCRIPT of 906,194 shares of the Company’s common stock. The balance of these fees are payable to CELLSCRIPT, at the Company’s option, in cash, common stock or a combination of cash and common stock upon the achievement of development milestones. Any shares of common stock issued pursuant to the Agreement are subject to a lock-up period of 180 days from the date of issuance of such shares to CELLSCRIPT.

Under the terms of the Agreement, CELLSCRIPT shall be the sole and exclusive manufacturer and supplier to the Company of CD40L RNA, and the Company will make agreed upon cash payments to CELLSCRIPT for CD40L RNA produced for the Company during the term of the Agreement. Under the Agreement, CELLSCRIPT shall also be the Company’s sole and exclusive supplier of enzymes and various kits comprising enzymes for transcription, capping and/or polyadenylation of RNA. The Company will make agreed upon cash payments to CELLSCRIPT amounts for each kit that is purchased under the Agreement.

The Agreement will continue until the earlier of (i) December 31, 2017 or (ii) the effective date of a commercial supply agreement negotiated in good faith by the parties, but can be earlier terminated by either party due to a material breach or upon bankruptcy of the other party.

Item 3.02. Unregistered Sales of Equity Securities.

On December 22, 2015, the Company issued 906,194 shares of its common stock to CELLSCRIPT pursuant to the Agreement (see Item 1.01 above). The shares were issued in reliance upon the exemption from the registration requirement of the Securities Act of 1933, as amended, as set forth in Section 4(2) under the Securities Act.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARGOS THERAPEUTICS, INC.

Date: December 29, 2015	By:	/s/ Jeffrey D. Abbey

Jeffrey D. Abbey
President and Chief Executive Officer